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                                                       EXHIBIT 12

                  OVERSEAS SHIPHOLDING GROUP, INC.
                 RATIO OF EARNINGS TO FIXED CHARGES
              For the three months ended March 31, 1996
                           (In thousands)
            Presented in connection with Amendment No. 1
  filed on November 9, 1993 to Registration Statement No. 33-50441




Income before Federal income taxes                  $ 9,594

Adjustments of income related to
  companies owned less than 100%                       (306)

Interest expense                                     16,411

Proportionate share of interest of
  50% - owned companies                               4,800

Interest component of an operating
  lease                                                 475

Amortization of capitalized interest                    849
                                                    -------

  Earnings                                          $31,823
                                                    =======


Interest expense                                    $16,411

Proportionate share of fixed charges
  of 50% - owned companies                            5,737

Capitalized interest                                  3,020

Interest component of an operating
  lease                                                 475
                                                    -------

  Fixed charges                                     $25,643
                                                    =======

Ratio of earnings to fixed charges                    1.24X
                                                    =======
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